EXHIBIT 99.1

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, the Corporate Trustee of Mesabi Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Annual Report of Mesabi Trust on Form 10-K for the fiscal year ended January 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Mesabi Trust.

/s/ Rodney Gaughan	April 18, 2003
Rodney Gaughan*
Assistant Vice President
Deutsche Bank Trust Company Americas

* There are no principal executive officers or principal financial officers of the registrant.

A signed original of this written statement required by Section 906 has been provided to Mesabi Trust and will be retained by Mesabi Trust and furnished to the Securities and Exchange Commission or its staff upon request.